INDEX

TO

AMENDED AND RESTATED BYLAWS

OF

EVANS BANCORP, INC.

ARTICLE I. MEETINGS OF SHAREHOLDERS1

Section 101.Place of Meetings1

Section 102.Annual Meetings1

Section 103.Special Meetings1

Section 104.Record Date1

Section 105.Notice of Meetings; Waiver1

Section 106.Quorum2

Section 107.Adjournment2

Section 108.Conduct of Shareholders’ Meetings2

Section 109.Voting; Proxies2

ARTICLE II. DIRECTORS AND BOARD MEETINGS.3

Section 201.Management by Board of Directors3

Section 202.Nomination for Directors3

Section 203.Directors Must be Shareholders; Stock Ownership3

Section 204.Eligibility and Mandatory Retirement4

Section 205.Number of Directors4

Section 206.Classification of Directors4

Section 207.Vacancies5

Section 208.Compensation of Directors5

Section 209.Organization Meeting5

Section 210.Regular Meetings5

Section 211.Quorum and Voting5

Section 212.Special Meetings6

Section 213.Waiver of Notice6

Section 214.Action Without a Meeting6

Section 215.Reports and Records6

Section 216.Personal Attendance by Conference Communications Equipment6

ARTICLE III. COMMITTEES.6

Section 301.Designation of Committees6

Section 302.Appointment of Committee Members7

ARTICLE IV. OFFICERS.7

Section 401.Officers7

Section 402.Appointment and Removal; Vacancies7

Section 403.Chairperson of the Board7

Section 404.Vice Chairperson of the Board7

Section 405.President7

Section 406.Secretary8

Section 407.Treasurer8

Section 408.Assistant Officers8

Section 409.Compensation8

Section 410.General Powers8

ARTICLE V. INDEMNIFICATION OF DIRECTORS AND OFFICERS.8

Section 501.Right to Indemnification8

Section 502.Advancement of Expenses9

Section 503.Authorization of Indemnification9

Section 504.Right of Claimant to Bring Suit9

Section 505.Non-Exclusivity of Rights9

Section 506.Insurance9

Section 507.Severability9

ARTICLE VI. SHARES OF CAPITAL STOCK.10

Section 601.Issuance; Stock Ownership10

Section 602.Books of Account and Record of Shareholders10

Section 603.Transfer of Shares10

Section 604.Mutilated, Lost, Stolen or Destroyed Certificates10

ARTICLE VII. GENERAL11

Section 701.Fiscal Year11

Section 702.Emergency Bylaws11

Section 703.Severability11

ARTICLE VIII. AMENDMENT OR REPEAL11

Section 801.Amendment or Repeal by the Board of Directors11

Section 802.Recording Amendments and Repeals11

AMENDED AND RESTATED BYLAWS

OF

EVANS BANCORP, INC.

A New York Corporation

As amended through May 19, 2015

ARTICLE I. MEETINGS OF SHAREHOLDERS
Place of Meetings

.  All meetings of the shareholders shall be held at such place or places, within or without the State of New York, as shall be determined by the Board of Directors from time to time.

Annual Meetings

.  The annual meeting of the shareholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held at such date or hour as may be fixed by the Board of Directors.  Any business which is a proper subject for shareholder action may be transacted at the annual meeting, irrespective of whether the notice of said meeting contains any reference thereto, except as otherwise provided by applicable law or these Bylaws.

Special Meetings

.  Special meetings of the shareholders may be called at any time by the Board of Directors, the Chairperson of the Board, the Vice Chairperson of the Board, the President, or by the Secretary not more than sixty (60) days after receipt of a written request of the shareholders entitled to cast at least twenty-five percent (25%) of the vote which all shareholders are entitled to cast at the particular meeting, which written request shall state the purpose or purposes of the special meeting and the matters proposed to be acted upon at such meeting.

Record Date

.  The Board of Directors may fix any time whatsoever (but not less than ten (10) nor more than sixty (60) days) prior to the date of any meeting of shareholders, or the date for the payment of any dividend or distribution, or the date of the allotment of rights, or the date when any change or conversion or exchange of shares will be made or will go into effect, as a record date for the determination of the shareholders entitled to notice of, or to vote at, any such meetings, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares.

Notice of Meetings; Waiver

.  Written notice of the date, time and place of all meetings of the shareholders shall be given electronically, personally, or by first class mail, not less than ten (10) nor more than sixty (60) days before the date fixed for the meeting, to each shareholder entitled to vote at such meeting.  Such notice shall state the purpose or purposes for which the meeting is called.  Unless the meeting is an annual meeting, such notice also shall indicate that it is being issued by or at the direction of the person or persons calling the meeting.  If, at any meeting, action is proposed to be taken which would, if taken, entitle shareholders fulfilling the requirements of Section 623 of the New York Business Corporation Law (the “NY BCL”) to receive payment for their shares, the notice of such meeting shall include a statement of that purpose and to that effect and shall be accompanied by a copy of Section 623 of the NY

BCL or an outline of its material terms.  If notice of meeting is given personally, such notice shall be given to the shareholder by leaving the same with him or her at his or her residence or usual place of business.  If mailed, notice shall be deposited in the United States mail, postage paid, directed to the shareholder at his or her address as it appears on the record of shareholders, or, if he or she shall have filed with the Secretary of the Corporation a written request that notices intended for him or her be mailed to some other address, then directed to him or her at such other address.  If the notice of meeting is given electronically, such notice is given when directed to the shareholder’s electronic mail address as supplied by the shareholder to the Secretary or as otherwise designated by the shareholder’s written authorization or instruction.

The notices provided for in this Section 105 are not required to be given to any shareholder who submits a signed waiver (including a facsimile signature) of notice, in person or by proxy, whether before or after the meeting.  Waiver of notice may be written or electronic. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by such shareholder.

Quorum

.  At all meetings of shareholders, except as otherwise provided by law or the Corporation’s certificate of incorporation, a quorum shall exist if there is present in person or represented by proxy, shareholders owning a majority of the number of the shares of the Corporation issued and outstanding and entitled to vote at such meeting, in order to constitute a quorum.  When a quorum is present, it is not broken by the subsequent withdrawal of any shareholders.

Adjournment

.  If a quorum is not present at any annual or special meeting of shareholders, the shareholders present, in person or by proxy, may by the affirmative vote of a majority of the holders of shares entitled to vote, adjourn the meeting to a future date and time as they shall determine.  Any meeting at which a quorum is present may also be adjourned in a like manner. No notice of an adjourned meeting of shareholders need be given unless the Board of Directors fixes a new record date for the adjourned meeting.  At any adjournment, provided a quorum is present, any action may be taken and any business may be transacted which might have been transacted at the meeting as originally called.

Conduct of Shareholders’ Meetings

.  The Chairperson of the Board shall preside at all shareholders’ meetings.  In the absence of the chairperson, the Vice Chairperson of the Board shall preside or, in his or her absence, any officer designated by the Board of Directors.  The officer presiding over the shareholders’ meeting may establish such rules and regulations for the conduct of the meeting as he or she may deem to be reasonably necessary or desirable for the orderly and expeditious conduct of the meeting.  Unless the officer presiding over the shareholders’ meeting otherwise requires, shareholders need not vote by ballot on any question.

Voting; Proxies

.  At all meetings of the shareholders of the Corporation, each shareholder entitled to vote thereat may vote in person or by proxy, and shall have one (1) vote for each share of common stock of the Corporation, standing in his or her name on the books of the Corporation as of the record date fixed for the meeting, unless otherwise provided in the Corporation’s certificate of incorporation.  Each shareholder entitled to vote at a meeting of shareholders may vote in person, or may authorize another person or persons to act for him or her by proxy.  Without limiting the manner in which a shareholder may authorize another person or persons to act for him or her as proxy, a shareholder may execute (as may be accomplished under applicable law) a writing authorizing another person or persons to act for him or her as proxy, and a shareholder may authorize another person or persons to act for the shareholder as proxy by means of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission.  Nothing contained herein shall or is intended to limit the manner in which a shareholder may authorize or grant authority to another person or persons to act for him or her as proxy under applicable law. A plurality of votes cast shall be sufficient to elect Directors, and a majority of votes cast shall be sufficient to take any other corporate action, except as otherwise provided by law, by regulation of any national securities exchange on which the Corporation’s securities are then listed for trading, or by the Corporation’s certificate of incorporation.

ARTICLE II. DIRECTORS AND BOARD MEETINGS.
Management by Board of Directors

.  The business and affairs of the Corporation shall be managed by its Board of Directors.  The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, regulation, the Certificate of Incorporation or these Bylaws directed or required to be exercised or done by the shareholders.

Nomination for Directors

.  Nominations for directors to be elected at an annual meeting of shareholders, except those made by the Board of Directors of the Corporation, must be submitted to the Secretary of the Corporation in writing not less than fourteen (14) days nor more than fifty (50) days immediately preceding the date of the meeting, provided, however, that if less than twenty-one (21) days’ notice of the meeting is given to shareholders, such nominations shall be mailed or delivered to the Secretary of the Corporation not later than the close of business on the seventh day following the day on which the notice of meeting was mailed.  Such notification shall contain the following information to the extent known to the notifying shareholder: (a) name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the Corporation that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the Corporation owned by the notifying shareholder.  Nominations not made in accordance herewith may, in his or her discretion, be disregarded by the presiding officer of the meeting, and upon his or her instruction, the vote tellers may disregard all votes cast for each such nominee.  In the event the same person is nominated by more than one shareholder, the nomination shall be honored, and all shares of capital stock of the Corporation shall be counted if at least one nomination for that person complies herewith.  Candidates for nomination to the Board of Directors shall meet such criteria as may be established from time to time by the Board of Directors or a duly authorized committee thereof.

Directors Must be Shareholders; Stock Ownership

.  Every director must be a shareholder of the Corporation and must own in his or her own right a qualifying equity interest in the Corporation (the “Qualifying Shares”) of not less than $50,000 aggregate market value, based on the average closing price of a share of the Corporation’s common stock on the NYSE MKT (or such other national securities exchange on which the Company’s common stock is then listed for trading) for the 365 calendar days immediately preceding the measurement date (the “Trailing 365-Day Average Price”), during his or her term as a director.  Notwithstanding the foregoing, however, upon his or her first election or appointment to the Board of Directors, a new director shall hold, or shall obtain within sixty (60) calendar days after such election or appointment, not less than $10,000 aggregate market value of Qualifying Shares, based on the Trailing 365-Day Average Price.  A new director shall have a period of five (5) years from the beginning of such director’s term of office to obtain said Qualifying Shares of not less than $50,000 aggregate market value.  The value of a new director’s Qualifying Shares at the beginning of his or her term in office shall be determined as of the date purchased or the date on which the individual becomes a director, whichever value is greater.

In the event the aggregate market value of a director’s Qualifying Shares, based on the Trailing 365-Day Average Price, shall be less than $50,000 during such director’s term, he or she shall immediately, subject to legal and policy restrictions on acquiring shares of the Corporation’s stock, acquire such additional shares of the Corporation’s stock such that the aggregate market value of such director’s Qualifying Shares, based on the Trailing 365-Day Average Price, shall not be less than $50,000.  If, during a director’s term, he or she is restricted from acquiring such number of additional shares of the Corporation’s stock in order to satisfy the requirements of this Section 203, the director shall, as soon as possible after the restriction is lifted, acquire such additional shares.

Eligibility and Mandatory Retirement

.  No person shall be eligible to be newly elected or appointed as a director when he or she shall have attained the age of seventy (70) years.  Any director of this Corporation who attains the age of seventy (70) years shall cease to be a director (without any action on his or her part) at the close of business on the day prior to the date of the next shareholders’ meeting at which directors are to be elected regardless of whether or not his or her term as a director would otherwise expire at such shareholders’ meeting.  The Board of Directors may designate one or more persons who have retired from the Board as honorary members of the Board.  Such honorary members may attend meetings of the Board but shall have no authority to vote or receive compensation.

Number of Directors

.  The Board of Directors shall consist of not less than five (5) nor more than twenty-five (25) individuals, the exact number to be fixed and determined from time to time by resolution of a majority of the entire Board of Directors or by resolution of the shareholders at any annual or special meeting thereof.  The “entire Board”, as used in this Section 205, shall mean the total number of Directors which the Corporation would have if there were no vacancies.

Classification of Directors

.  The directors shall be divided into three (3) classes, as nearly equal in number as possible, known as Class 1, consisting of not more than eight (8) directors; Class 2, consisting of not more than eight (8) directors; and Class 3, consisting of not more than nine (9) directors.  The directors of each class shall be elected every three (3) years, to serve for a term of three (3) years.  Each director shall serve until his or her successor shall have been elected and shall qualify, even though his or her term of office as herein provided has otherwise expired, except in the event of his or her earlier resignation, removal or disqualification.

Vacancies

.  Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of directors or the retirement of a director pursuant to Section 204 of these Bylaws, shall be filled by a majority vote of the remaining members of the Board, even though less than a quorum.  Increases in the Board of Directors between annual meetings of shareholders shall be limited to not more than two (2) members per year.  Any director elected to fill a vacancy in the Board of Directors shall become a member of the same Class of directors as that in which the vacancy existed; but if the vacancy is due to an increase in the number of directors, then a majority of the members of the Board of Directors shall designate such directorship as belonging to Class 1, Class 2 or Class 3 so as to maintain the three (3) classes of directors as nearly equal in number as possible.  Each director so elected shall be a director until his or her successor is elected by the shareholders, who may make such election at the next annual meeting of the shareholders or at any special meeting duly called for that purpose and held prior thereto.

Compensation of Directors

.  No director shall be entitled to any salary as such; but the Board of Directors may fix, from time to time, a reasonable annual fee for acting as a director and a reasonable fee to be paid each director for his or her services in attending meetings of the Board and meetings of committees appointed by the Board, and for serving as Chairperson or Vice Chairperson of the Board or of any such committee.  The Corporation may reimburse directors for expenses related to their duties as a member of the Board or any committee thereof.

Organization Meeting

.  The President or Secretary, upon receiving the certificate of the inspectors of the result of any election, shall notify the directors-elect of their election and of the time at which they are required to meet for the purpose of organizing the new Board and electing and appointing officers of the Corporation for the succeeding year.  Such meeting (the “Organization Meeting”) shall be held on the day of the election or as soon thereafter as practicable, and, in any event, within thirty (30) days thereof.

Regular Meetings

.  Regular meetings of the Board of Directors shall be held on such day, at such hour, and at such place, consistent with applicable law, as the Board shall from time to time designate or as may be designated in any notice from the Secretary calling the meeting.  Notice need not be given of regular meetings of the Board of Directors which are held at the time and place designated by the Board of Directors.  If a regular meeting is not to be held at the time and place designated by the Board of Directors, notice of such meeting shall be given in accordance with Section 212 of these Bylaws.

Quorum and Voting

.  A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business.  If, at the time fixed for the meeting, including the Organization Meeting, a quorum is not present, the directors in attendance may adjourn the meeting from time to time until a quorum is obtained.

Except as otherwise provided herein, a majority of those directors present and voting at any meeting of the Board of Directors at which a quorum is present shall decide each matter considered.  A director cannot vote by proxy, or otherwise act by proxy at a meeting of the Board of Directors.

Special Meetings

.  Special meetings of the Board of Directors may be called by the Chairperson of the Board, the Vice Chairperson of the Board, the President or at the request of three (3) or more members of the Board of Directors.  A special meeting of the Board of Directors shall be deemed to be any meeting other than the regular meeting of the Board of Directors.  Notice of the time and place of every special meeting (other than the Organization Meeting following the election of directors), which need not specify the business to be transacted thereat and which may be either verbal or in writing, shall be given by the Secretary to each member of the Board at least twenty-four (24) hours before the time of such meeting.

Waiver of Notice

.  Notice of a meeting need not be given to any Director who submits a signed waiver thereof, whether before, during or after the meeting, nor to any Director who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him or her.

Action Without a Meeting

.  Any action required or permitted to be taken by the Board of Directors or any committee thereof at a duly held meeting may be taken without a meeting if all members of the Board of Directors or the committee consent in writing to the adoption of a resolution authorizing the action.  Such resolution and the written consents thereto by the members of the Board of Directors or committee shall be filed with the minutes of the proceedings of the Board of Directors or the committee.

Reports and Records

.  The reports of officers and committees and the records of the proceedings of all committees shall be filed with the Secretary of the Corporation and presented to the Board of Directors, if practicable, at its next regular meeting.  The Board of Directors shall keep complete records of its proceedings in a minute book kept for that purpose.  When a director shall request it, the vote of each director upon a particular question shall be recorded in the minutes.

Personal Attendance by Conference Communications Equipment

.  One (1) or more directors may participate in a meeting of the Board of Directors, or of a Committee of the Board, by means of a conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other at the same time.  Participation by such means shall constitute presence in person at the meeting.

ARTICLE III. COMMITTEES.
Designation of Committees

.  The Board of Directors, by resolution or resolutions adopted by a majority of the entire board, shall designate from among its members a compensation committee, an audit committee, a nominating committee, and a corporate governance committee, each consisting of three or more Directors, and may designate from among its members other committees, each consisting of such number of Directors as the Board may from time to time determine, provided that the composition of each committee shall comply with all applicable independence, expertise and such other requirements prescribed from time to time by applicable law or the rules and regulations of any national securities exchange on which the Corporation’s securities are then listed for trading.  Nothing in this Section 301 will be construed to preclude combining the duties, responsibilities and purposes of more than one named committee into a single committee, so that, for example, the corporate governance committee may also perform the duties of the nominating committee, unless otherwise prohibited by applicable law or stock exchange rules.

Appointment of Committee Members

.  Each year at the Organization Meeting, the Chairperson of the Board shall appoint members to serve on the committees of the Board for the coming year, and shall appoint the Chairperson of each such committee.

ARTICLE IV. OFFICERS.
Officers

.  The officers of the Corporation shall be a Chairperson of the Board, a Vice Chairperson of the Board, a President, a Secretary, a Treasurer, and such other officers and assistant officers as the Board of Directors may from time to time deem advisable.  Except for the President, Secretary and Treasurer, the Board may refrain from filling any of the said offices at any time and from time to time.  The same individual may hold any two (2) or more offices.

Appointment and Removal; Vacancies

.  The officers shall be elected by the Board of Directors at the annual Organization Meeting, in the manner and for such terms as the Board of Directors from time to time shall determine.  Each officer shall hold his or her office for the year for which he or she was elected or appointed by the Board unless such officer shall resign, become disqualified, or be removed at the pleasure of the Board of Directors.  Any officer may be removed at any time by vote of the Board of Directors, with or without cause, and regardless of the term (if any) for which such officer was elected, but without prejudice to any contract right of such officer.  Any vacancies in any office shall be filled by vote of the Board of Directors.

Chairperson of the Board

.  The Chairperson of the Board shall be a member of the Board of Directors and shall be an independent director, as independence shall from time to time be defined in accordance with applicable rules and regulations of the national securities exchange on which the Corporation’s securities are then listed for trading. The Chairperson of the Board shall preside at the meetings of the Board and of the shareholders of the Corporation, and shall perform such other duties as may be prescribed by the Board of Directors.

Vice Chairperson of the Board

.  The Vice Chairperson of the Board shall be a member of the Board of Directors and shall be an independent director, as independence shall from time to time be defined in accordance with applicable rules and regulations of the national securities exchange on which the Corporation’s securities are then listed for trading.  The Vice Chairperson of the Board shall, in the absence of the Chairperson of the Board, preside at the meetings of the Board and of the shareholders of the Corporation, and shall perform such other duties as may be prescribed by the Board of Directors.  In the absence of the Vice Chairperson of the Board, the Board of Directors may appoint such other member of the Board of Directors as it deems appropriate to preside at a meeting of the Board or of the shareholders.

President

.  The President shall have general supervision of all of the departments and business of the Corporation and shall (except as such duties may be specified in these

Bylaws) prescribe the duties of the other officers and employees and see to the proper performance thereof.  The President shall be responsible for having all orders and resolutions of the Board of Directors carried into effect.  The President shall execute on behalf of the Corporation and may affix or cause to be affixed a seal to all authorized documents and instruments requiring such execution, except to the extent that signing and execution thereof shall have been delegated to some other officer or agent of the Corporation by the Board of Directors.  The President shall be a member of the Board of Directors.  In general, the President shall perform all the duties and exercise all the powers and authorities incident to such office or as prescribed by the Board of Directors.

Secretary

.  The Secretary shall act under the supervision of the President or such other officers as the President may designate.  Unless a designation to the contrary is made at a meeting, the Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all of the proceedings of such meetings in a book to be kept for that purpose, and shall perform like duties for the standing committees when required by these Bylaws or otherwise.  The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors.  The Secretary or his or her designee shall keep a seal of the Corporation, and, when authorized by the Board of Directors or the President, cause it to be affixed to any documents and instruments requiring it.  The Secretary shall perform such other duties as may be prescribed by the Board of Directors, the President, or such other supervising officer as the President may designate.

Treasurer

.  The Treasurer shall act under the supervision of the President or such other officer as the President may designate.  The Treasurer shall have custody of the Corporation’s funds and such other duties as may be prescribed by the Board of Directors, the President or such other supervising officer as the President may designate.

Assistant Officers

.  The Board of Directors may elect one or more assistant officers from time to time as it deems appropriate, which assistant officers shall hold office at the pleasure of the Board of Directors.  Unless otherwise provided by the Board of Directors, each assistant officer shall perform such duties as shall be prescribed by the Board of Directors, the President or the officer to whom he or she is an assistant.  In the event of the absence or disability of an officer or his or her refusal to act, the assistant officer shall, in the order of their rank, and within the same rank in the order of their seniority, have the powers and authorities of such officer.

Compensation

.  The salaries and compensation of all officers and assistant officers shall be fixed by or in the manner designated by the Board of Directors or a duly authorized committee thereof.

General Powers

.  The officers are authorized to do and perform such corporate acts as are necessary and appropriate in the carrying on of the business of the Corporation, subject always to the direction of the Board of Directors.

ARTICLE V. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
Right to Indemnification

.  Any person who was, is, or is threatened to be made a party to any action or proceeding, whether civil or criminal (including an action by or in the right of the Corporation or any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which any director or officer of the Corporation served in any capacity at the request of this Corporation), by reason of the fact that he or she, or his or her testator or intestate, is or was a director or officer of the Corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, shall be indemnified by the Corporation against all judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred in connection with the defense or appeal of any such action or proceeding, to the fullest extent permitted by the NY BCL or other applicable law.

Advancement of Expenses

.  Expenses incurred by a person entitled to indemnification under Section 501 of these Bylaws in defending or appealing any such action or proceeding shall be paid by the Corporation in advance of the final disposition of such action or proceeding; provided that the payment of expenses in advance of the final disposition of an action or proceeding shall be made only upon delivery to the Corporation of an undertaking by or on behalf of the director or officer to repay all amounts so advanced if it should be determined ultimately that the director or officer is not entitled to be indemnified.  The preceding right of indemnification shall be a contract right enforceable by the director or officer with respect to any claim, cause of action, action or proceeding accruing or arising while this Bylaw shall be in effect.

Authorization of Indemnification

.  Any indemnification provided for by Section 501 shall be authorized in any manner provided by the NY BCL or other applicable law.

Right of Claimant to Bring Suit

.  If a claim of indemnification is not paid in full by the Corporation within ninety (90) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to recover the expenses of prosecuting such claim.

Non-Exclusivity of Rights

.  The rights conferred on any person under this Article shall not be exclusive of any other right which may exist under any statute, provision of the Certificate of Incorporation, Bylaw, agreement, vote of shareholders or disinterested directors, or otherwise.

Insurance

.  Subject to the laws of New York, the Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation against any expense, liability or loss of the general nature contemplated by this Article, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the laws of New York.

Severability

.  It is the intent of the Corporation to indemnify its officers and directors to the fullest extent authorized by the laws of New York as they now exist or may hereafter be amended.  If any portion of this Article shall for any reason be held invalid or unenforceable by judicial decision or legislative amendment, the valid and enforceable provisions of this Article will continue to be given effect and shall be construed so as to provide the broadest indemnification permitted by law.

ARTICLE VI. SHARES OF CAPITAL STOCK.
Issuance; Stock Ownership

.  The shares of capital stock of the Corporation shall be either represented by certificates or uncertificated, and shall be issued and transferred pursuant to and in accordance with these Bylaws and the provisions of the NY BCL, as the same may be amended or modified from time to time.  Stock certificates shall be signed by the President and by the Secretary or an Assistant Secretary.  Any or all signatures upon a stock certificate may be facsimiles.  The certificates of shares shall be in such form as shall be prescribed by the Board of Directors.  Within a reasonable time after the issue or transfer of uncertificated shares, the Corporation shall send, or cause its transfer agent to send, the registered owner thereof a written notice containing the information required on certificates by the NY BCL.

Books of Account and Record of Shareholders

.  The books and records of the Corporation may be kept at such places within or without the State of incorporation as the Board of Directors may from time to time determine. The stock record books and the blank stock certificate books shall be kept by the Secretary or by any other officer or agent designated by the Board of Directors.

Transfer of Shares

. Shares of the common stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these Bylaws.  Transfers of shares of stock of the Corporation shall be made on the stock records of the Corporation, and in the case of certificated shares of stock, only upon authorization by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer clerk, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form. Except as otherwise provided by applicable law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of shareholders as the owner of such share or shares for all purposes, including, without limitation, the rights to receive dividends or other distributions, and to vote as such owner, and the Corporation may hold any such shareholder of record liable for calls and assessments and the Corporation shall not be bound to recognize any equitable or legal claim to any such share or shares on the part of any other person whether or not it shall have notice thereof.  Whenever any transfers of shares shall be made for collateral security and not absolutely, and both the transferor and transferee request the Corporation to do so, such fact shall be stated in the entry of the transfer.

Mutilated, Lost, Stolen or Destroyed Certificates

.  The holder of any certificates representing shares of the Corporation shall immediately notify the Corporation of any mutilation, loss, theft or destruction thereof, and the Board of Directors may, in its discretion, cause one or more new certificates, for the same number of shares in aggregate, to be issued to such holder upon the surrender of the mutilated certificate, or, in case of an alleged loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction and the deposit of indemnity, by way of bond or otherwise, in such form and amount and with such sureties as the Board of Directors may require, to indemnify the Corporation and transfer agent and registrar, if any, against loss or liability by reason of the issuance of such new certificates; but the Board of Directors may, in its discretion, refuse to issue such new certificates except upon the order of some court having jurisdiction in such matters.

ARTICLE VII. GENERAL
Fiscal Year

.  The fiscal year of the Corporation shall begin on the first (1st) day of January in each year and end on the thirty-first (31st) day of December in each year.

Emergency Bylaws

.  In the event of any emergency resulting from an attack on the United States or on a locality in which the Corporation conducts its business or customarily holds meetings of its Board of Directors, or during any nuclear attack, catastrophic event or similar disaster of sufficient severity to prevent the conduct and management of the affairs and business of the Corporation by its directors and officers as contemplated by these Bylaws, and during the continuance of such emergency, the following Bylaw provisions shall be in effect, notwithstanding any other provisions of the Bylaws:

(a)

A meeting of the Board of Directors or of any Committee thereof may be called by any officer or director upon one (1) hour’s notice to all persons entitled to notice whom, in the sole judgment of the notifier, it is feasible to notify;

(b)	The director or directors in attendance at the meeting of the Board of Directors or of any Committee thereof shall constitute a quorum; and
(c)

These Bylaws may be amended or repealed, in whole or in part, by a majority vote of the directors attending any meeting of the Board of Directors called under this Section 702, provided such amendment or repeal shall only be effective for the duration of such emergency.

Severability

.  If any provision of these Bylaws is found by a court of competent jurisdiction to be illegal or unenforceable, such illegality or unenforceability shall not affect any other provision of these Bylaws and such other provisions shall continue in full force and effect.

ARTICLE VIII. AMENDMENT OR REPEAL
Amendment or Repeal by the Board of Directors

.  These Bylaws may be amended or repealed, in whole or in part, by a majority vote of members of the Board of Directors at any regular or special meeting of the Board duly convened.

Recording Amendments and Repeals

.  The text of all amendments and repeals to these Bylaws shall be maintained by the Secretary with the books and records of the Corporation.